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                                                                       Exhibit 5

June 8, 2001

Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070

Re: Household International, Inc. Registration Statement on Form S-3 (No. 333-60510), for up to $2,505,500,000 of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units, or any combination of the foregoing.

Gentlemen:

As Vice President-Corporate Law and Assistant Secretary of Household International, Inc., a Delaware Corporation ("Household"), I am generally familiar with the proceedings in connection with Household's Registration Statement on Form S-3, No. 333-60510 (which also constitutes a Post-Effective Amendment to Household's Registration Statement No. 333-27305) (the "Registration Statement") in which up to $2,505,500,000 aggregate principal amount of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units, or any combination of the foregoing, of Household are being registered. Debt Securities, which constitute senior unsecured debt of Household, will be issuable under an Indenture dated as of October 1, 1993, between Household, and Allfirst Bank, formerly known as FMB Bank, which was formerly known as The National Bank of Maryland, as Trustee (the "AllFirst Indenture"), or an Indenture dated as of January 1, 1995, between Household and BNY Midwest Trust Company, as successor to the trust business of Harris Trust and Savings Bank, as Trustee (the "BNY Indenture"). The foregoing indentures or forms thereof, have been included as exhibits to the Registration Statement as filed with the Securities and Exchange Commission (the "Commission"). Warrants to purchase Debt Securities, if authorized by Household, will be issuable under a duly executed Warrant Agreement, the form of which was filed with the Commission as an exhibit to the Registration Statement. Depositary Shares representing interest in shares of Preferred Stock of Household, if authorized for issuance by Household, will be issuable under a duly executed Deposit Agreement, the form of which was filed with the Commission as an exhibit to the Registration Statement.

Based upon my review of the records and documents of Household, I am of the opinion that:

     1. Household is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
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     2.  The AllFirst Indenture and the BNY Indenture each constitute and any
         Warrant Agreement will, after being duly authorized, executed and delivered by Household, constitute a valid and legally binding instrument of Household enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. When (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the "Act"), (ii) the issuance of Debt Securities and Warrants to Purchase Debt Securities have been duly authorized by the appropriate corporate action, and (iii) such Debt Securities and/or Warrants to Purchase Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Warrant Agreement and as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to such Debt Securities and/or Warrants to Purchase Debt Securities, such Debt Securities and Warrants to Purchase Debt Securities will be legally and validly issued and will be the legal and binding obligations of Household enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. When (i) the Registration Statement shall have become effective under the Act, (ii) the Deposit Agreement, if required to be entered by Household and the named depositary for the Preferred Stock, if Depositary Shares are issued, shall have been duly authorized, executed and delivered, and (iii) the Preferred Stock and Depositary Shares, as the case may be, shall have been validly authorized, executed, and delivered by Household, the named transfer agent, registrar or depositary and full payment therefore received, then the Preferred Stock will be validly issued, fully paid and non-assessable and the Depositary Shares will be validly issued, outstanding and entitled to the benefits afforded by the Deposit Agreement, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5. When (i) the Registration Statement shall have become effective under the Act, and (ii) the Common Stock shall have been issued, sold and delivered as
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         authorized by the appropriate corporate action, the Common Stock shall be validly issued, fully paid and non-assessable and no personal liability for the debts of Household will attach to the holders of the Common Stock under the laws of the State of Delaware where Household is incorporated and the laws of the State of Illinois where its principal place of business is located.

     6. When (i) the Registration Statement shall have become effective under the Act, (ii) the Purchase Contract Agreement relating to the Stock Purchase Contracts (the "Stock Purchase Agreement") has been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Contracts and their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Household and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Household and
         (iv) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of Household, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7. When (i) the Registration Statement shall have become effective under the Act, (ii) the Purchase Contract Agreement relating to the Stock Purchase Contracts comprising Stock Purchase Units has been duly executed and delivered, (iii) the terms of the Stock Purchase Contracts and their issuance and sale have been duly established in conformity with the Stock Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Household and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Household, (iv) the terms of the collateral arrangement relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Household, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Household, and the collateral has been deposited with the collateral agent in accordance with such
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         arrangements, and (v) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the forms and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of Household enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions", or any similar caption, in any Preliminary Prospectus, Prospectus or Prospectus Supplement forming a part of the Registration Statement. In giving said consent, I do not admit that I am in the category of persons where consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ John W. Blenke

John W. Blenke